FORM OF FUND Administration Servicing Agreement

This Agreement is made and entered into on this 5th day of October, 1998, by and between The Simms Funds, a Delaware business trust (the "Trust"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin ("Firstar").

WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, Firstar is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers;

NOW, THEREFORE, the Trust and Firstar do mutually promise and agree as follows:

I.       Appointment of Administrator

         The Trust hereby appoints Firstar as Administrator of the Trust on the terms and conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

II.      Duties and Responsibilities of Firstar

         A.       General Trust Management

                  1.       Act as liaison among all fund service providers

                  2. Coordinate board communication by:
                           a. Assisting fund counsel in establishing meeting agendas
                           b. Preparing board reports based on financial and administrative data
                           c.       Evaluating independent auditor
                           d. Securing and monitoring fidelity bond and director and officers liability coverage, and making the necessary SEC
                                    filings relating thereto

                  3.       Audits
                           a. Prepare appropriate schedules and assist independent auditors
                           b. Provide information to SEC and facilitate audit process
                           c.       Provide office facilities

                  4.       Assist in overall operations of the Trust

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         B.       Compliance

                  1.       Regulatory Compliance

                           a. Periodically monitor compliance with 1940 Act requirements
                                    1)      Asset diversification tests
                                    2)      Total return and SEC yield
                                            calculations
                                    3)      Maintenance of books and records
                                            under Rule 31a-3
                                    4)      Code of ethics

                           b. Periodically monitor Trust's compliance with the policies and investment limitations of the Trust as set forth in its prospectus and statement of additional information

                  2.       Blue Sky Compliance

                           a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares

                           b. Monitor status and maintain registrations in each state

                  3.       SEC Registration and Reporting

                           a. Assisting the Trust's counsel in updating prospectus and statement of additional information; and in preparing proxy statements, and Rule 24f-2 notice,

                           b.       Annual and semiannual reports

                  4.       IRS Compliance

                           a. Periodically monitor the Trust's status as a regulated investment company under Subchapter M through review of the following:
                                    1)      Asset diversification requirements
                                    2)      Qualifying income requirements
                                    3)      Distribution requirements

                           b. Calculate required distributions (including excise tax distributions)

         C.       Financial Reporting

                  1. Provide financial data required by fund prospectus and statement of additional information


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

                  2.       Prepare  financial  reports  for  shareholders,   the
                           board, the SEC, and independent auditors

                  3. Supervise the Trust's Custodian and Trust Accountants in the maintenance of the Trust's general ledger and in the preparation of the Trust's financial statements including oversight of expense accruals and payments, of the determination of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders

         D.       Tax Reporting

                  1. Prepare and file on a timely basis appropriate federal and state tax returns including forms 1120/8613 with any necessary schedules

                  2.       Prepare state income breakdowns where relevant

                  3. File 1099 Miscellaneous for payments to directors and other service providers

                  4.       Monitor wash losses

                  5. Calculate eligible dividend income for corporate shareholders

III.     Compensation

         The Trust agrees to pay Firstar for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

         These fees may be changed from time to time, subject to mutual written Agreement between the Trust and Firstar. If the Trust elects to terminate this Agreement prior to the first anniversary of this Agreement, the Trust agrees to reimburse Firstar for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.

         The Trust agrees to pay all fees and  reimbursable  expenses within ten
         (10) business days following the mailing of the billing notice.

IV.      Additional Series

         In the event that the Trust establishes one or more series of shares with respect to which it desires to have Firstar render fund administration services, under the terms hereof, it shall so notify Firstar in writing, and if Firstar agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by Firstar on a discrete basis. The funds currently covered by this Agreement are: the U.S. Equity Trust, the International Equity Trust and the Global Equity Trust.


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

V.       Performance of Service; Limitation of Liability

         A.

                  Firstar shall exercise reasonable care in the performance of its duties under this Agreement. Firstar shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Firstar's control, except a loss resulting from Firstar's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this
                  Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Firstar from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which Firstar may sustain or incur or which may be asserted against Firstar by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Firstar by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Directors of the Trust.

                  In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Firstar shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Firstar's control. Firstar will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Firstar. Firstar agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

                  Regardless  of  the  above,  Firstar  reserves  the  right  to
                  reprocess  and  correct   administrative  errors  at  its  own
                  expense.

         B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold Firstar harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Firstar will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend Firstar against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify Firstar and thereupon the Trust shall take


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

                  over complete defense of the claim, and Firstar shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. Firstar shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify Firstar except with the Trust's prior written consent.

         C. Firstar shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

VI.      Confidentiality

         Firstar shall handle, in confidence, all information relating to the Trust's business which is received by Firstar during the course of rendering any service hereunder.

VII.     Data Necessary to Perform Service

         The Trust or its agent, which may be Firstar, shall furnish to Firstar the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

VIII.    Terms of Agreement

         This Agreement shall become effective on October 5, 1998 and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days' prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

IX.      Duties in the Event of Termination

         In the event that, in connection with termination, a successor to any of Firstar's duties or responsibilities hereunder is designated by the Trust by written notice to Firstar, Firstar will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Firstar under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which Firstar has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Firstar's personnel in the establishment of books, records, and other data by such successor.

X.       Choice of Law

         This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

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

XI.      Notices

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to Firstar shall be sent to:

                  Firstar Mutual Fund Services, LLC
                  615 East Michigan Street
                  Milwaukee, WI  53202

         and notice to Trust shall be sent to:

                  The Simms Funds
                  55 Railroad Avenue
                  Greenwich, Connecticut 06830

XII.     Records

         Firstar shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Firstar agrees that all such records prepared or maintained by Firstar relating to the services to be performed by Firstar hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

XIII.    Year 2000 Compliance

         Firstar represents that it has examined and tested its internal systems which have been developed to support the services outlined herein, and as of the date of this Agreement, has no knowledge of any situation or circumstance that will inhibit the systems' ability to perform the expected functions, or inhibit Firstar's ability to provide the expected services as a result of any business interruptions or other business problems relating to dates or days before, during, and after the year 2000. In connection with the foregoing, Firstar represents that it has made reasonable inquiry of its business partners and other entities with whom it conducts business and has carefully considered the responses of those third-parties.

The Simms Funds                             Firstar Mutual Fund Services, LLC

Sign: ____________________________   Sign: _____________________________________

Print:____________________________   Print:_____________________________________

Title:____________________________   Title:_____________________________________

Date:_____________________________   Date:______________________________________

Attest:___________________________   Attest:____________________________________



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                                    EXHIBIT A

                       Fund Administration and Compliance
                      Annual Fee Schedule - Domestic Funds


         |X|     Annual fee based upon assets per fund
                    o 6 basis  points on the first  $400  million
                    o 5 basis  points on the next $1 billion
                    o 3 basis  points on the balance
                    o Minimum  annual fee:      $30,000 for each fund
                                                $15,000 for each class of share


         |X|     Plus out-of-pocket expenses, including but not limited to:
                    o Postage
                    o Programming
                    o Stationery
                    o Proxies
                    o Retention of  records
                    o Special reports
                    o Federal and state regulatory filing fees
                    o Certain insurance premiums
                    o Expenses  from board of directors  meetings
                    o Auditing and legal expenses
                    o All other out-of-pocket expenses

         |X| Fees are billed monthly